Exhibit 99.1

Mister Car Wash Announces First Quarter Fiscal 2022 Financial Results

Net revenues increased 25.0%

Comparable stores sales increased 11.0%

Unlimited Wash Club memberships increased 28.1%

Opened 3 new greenfield locations

Tucson, Ariz., May 12, 2022 – Mister Car Wash, Inc. (the “Company”) (NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter ended March 31, 2022.

“We had another great quarter highlighted by strong sales and membership growth, greenfield performance, and our extraordinary team’s consistent service delivery,” commented John Lai, Chairperson and CEO of Mister Car Wash. “We remain committed to the ongoing investments in our team members as we scale the nation’s premier car wash brand.”

Highlights for the First Quarter 2022

•
Net revenues increased 25.0% to $219.4 million for the first quarter of 2022 from $175.5 million in the first quarter of 2021.
•
Comparable stores sales increased 11.0% for the first quarter of 2022 compared to the first quarter of 2021.
•
As of March 31, 2022, the Company had 1.781 million Unlimited Wash Club (“UWC”) Members, which represented a 28.1% increase over the same time last year. UWC sales represented approximately 64.3% of total wash sales in the first quarter of 2022 compared to 61.9% in the first quarter of 2021.
•
The Company opened three new greenfield locations in the first quarter of 2022 bringing our total car wash locations operated as of March 31, 2022 to 399, compared to 344 locations as of March 31, 2021, an increase of 16.0%.
•
Net income and net income per diluted share were $35.5 million and $0.11, respectively, for the first quarter of 2022 compared to $24.6 million and $0.09, respectively, for the first quarter of 2021.
•
Adjusted net income(1) increased 43.1% to $37.8 million in the first quarter of 2022 from $26.4 million in the first quarter of 2021. Adjusted net income per share(1) increased to $0.11 from $0.09 for the same respective periods.
•
Adjusted EBITDA(1) increased 21.8% to $74.8 million for the first quarter of 2022 from $61.5 million in the first quarter of 2021.

(1) See Use of Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures disclosures included below in this press release.

Store Count

	Three Months Ended March 31,
	2022	2021
Beginning location count	396	342
Locations acquired	-	-
Greenfield locations opened	3	2
Closures	-	-
Ending location count	399	344

Balance Sheet and Cash Flow Highlights

•
As of March 31, 2022, cash and cash equivalents totaled $70.3 million, and there were no borrowings under the Company’s Revolving Commitment, compared to cash and cash equivalents of $19.7 million and no borrowings under the Revolving Commitment as of December 31, 2021.
•
Net cash provided by operating activities totaled $81.5 million during the first quarter of 2022, compared to $51.6 million in the first quarter of 2021.

Fiscal 2022 Outlook

The Company reiterates the guidance for the fiscal year ending December 31, 2022:

2022 Outlook
Net revenues	$875 to $895 million
Comparable stores sales growth %	5.0% to 7.0%
GAAP net income	$139 to $149 million
Adjusted net income	$144 to $153 million
Adjusted EBITDA	$284 to $297 million
Adjusted net income per share, diluted	$0.44 to $0.47
Weighted average common shares outstanding, diluted, full year	329 million
New greenfield locations	Approx. 30
Capital expenditures	$285 to $315 million
Sale leasebacks	$140 to $150 million

Conference Call Details

A conference call to discuss the Company’s financial results for the first quarter of fiscal 2022 and to provide a business update is scheduled for today, May 12, 2022 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, AZ, Mister Car Wash, Inc. (NYSE: MCW) operates more than 400 car washes nationwide and has the largest car wash subscription program in North America. With over 25 years of car wash experience, the Mister team is focused on operational excellence and delivering a memorable customer experience through elevated hospitality. The Mister brand is anchored in quality, friendliness and a commitment to the communities we serve as good stewards of the environment and the resources we use. We believe that when you take care of your people, they will take care of your customers. To learn more visit: www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share and Adjusted net income (loss) per share, on a diluted basis (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s financial performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net (loss) income before interest expense, net, income tax (benefit) expense, depreciation and amortization expense, (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on early debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, and other nonrecurring charges. Adjusted net income (loss) is defined as net income (loss) before interest expense, (gain) loss on sale of assets, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges and the tax impact of adjustments to net (loss) income. Adjusted net (loss) income per share is defined as basic net (loss) income per share before (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges and the tax impact of adjustments to basic net (loss) income per share. Diluted adjusted net income per share is defined as diluted net (loss) income per share before (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges and the tax impact of adjustments to basic net (loss) income per share.

The Company presents the Company’s Non-GAAP Financial Measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of Company’s Non-GAAP Financial Measures. The Company’s presentation of Company’s Non-GAAP Financial Measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material. In addition, the Company’s Non-GAAP Financial Measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions; and because the Company’s credit facilities use measures similar to Adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, Adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt; cash requirements for replacement of assets that are being depreciated and amortized; and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations. In addition, other companies in the Company’s industry may calculate similarly titled non-GAAP financial measures differently than the Company.

A reconciliation of the Company’s full year guidance for Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income per share, diluted, for fiscal 2022 to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisition expenses, other expenses and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to Mister Car Wash’s expansion efforts and expected growth and financial and operational results for fiscal 2022. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: developments involving the Company’s competitors and its industry; the Company’s ability to attract new customers, retain existing customers and maintain or grow its number of subscription members; potential future impacts of the COVID-19 pandemic, including from variants thereof; the Company’s ability to open and operate new locations on a timely and cost-effective manner; the Company’s ability to identify suitable acquisition targets and consummate such acquisitions on attractive terms; the Company’s ability to maintain and enhance its brand reputation; the Company’s reliance on and relationships with third-party suppliers; risk related to the Company’s indebtedness and capital requirements; risk related to governmental laws and regulations applicable to the Company and its business; the Company’s ability to maintain data and information security and prevent unauthorized access to electronic and other confidential information; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.mistercarwash.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Investors

John Rouleau

ICR

IR@mistercarwash.com

Media

Megan Everett

media@mistercarwash.com

Condensed Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenues	$219,419	$175,508
Cost of labor and chemicals	65,538	51,749
Other store operating expenses	77,801	61,083
General and administrative	23,687	14,961
Loss on sale of assets	459	790
Total costs and expenses	167,485	128,583
Operating income	51,934	46,925

Other expense:
Interest expense, net	8,166	13,959
Total other expense	8,166	13,959
Income before taxes	43,768	32,966
Income tax provision	8,280	8,382
Net income	$35,488	$24,584

Other comprehensive income, net of tax:
Gain on interest rate swap	1,869	319
Total comprehensive income	$37,357	$24,903

Net income per share:
Basic	$0.12	$0.09
Diluted	$0.11	$0.09
Weighted-average common shares outstanding:
Basic	300,931,453	262,151,037
Diluted	329,172,437	278,354,463

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$70,261	$19,738
Restricted cash	174	120
Accounts receivable, net	1,128	1,090
Other receivables	12,733	22,796
Inventory, net	7,000	6,334
Prepaid expenses and other current assets	9,858	8,766
Total current assets	101,154	58,844

Property and equipment, net	487,897	472,448
Operating lease right of use assets, net	716,745	718,533
Other intangible assets, net	128,052	129,820
Goodwill	1,060,766	1,060,221
Other assets	8,265	8,236
Total assets	$2,502,879	$2,448,102

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$33,869	$27,346
Accrued payroll and related expenses	20,484	16,963
Other accrued expenses	20,405	20,201
Current maturities of operating lease liability	37,889	37,345
Current maturities of finance lease liability	577	559
Deferred revenue	28,463	27,815
Total current liabilities	141,687	130,229

Long-term portion of debt, net	894,629	896,336
Operating lease liability	714,098	717,552
Financing lease liability	15,206	15,359
Long-term deferred tax liability	28,246	22,603
Other long-term liabilities	7,659	8,871
Total liabilities	1,801,525	1,790,950

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 301,607,178 and 300,120,451 shares outstanding as of March 31, 2022 and December 31, 2021, respectively	3,022	3,007
Additional paid-in capital	759,173	752,343
Accumulated other comprehensive income	2,094	225
Accumulated deficit	(62,935)	(98,423)
Total stockholders’ equity	701,354	657,152
Total liabilities and stockholders’ equity	$2,502,879	$2,448,102

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$35,488	$24,584
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14,945	11,650
Stock-based compensation expense	5,519	310
Loss on sale of assets	459	790
Amortization of deferred debt issuance costs	419	356
Non-cash lease expense	9,606	8,613
Deferred income tax	5,018	7,099
Changes in assets and liabilities:
Accounts receivable, net	146	(318)
Other receivables	10,108	(262)
Inventory, net	(665)	289
Prepaid expenses and other current assets	901	(242)
Accounts payable	5,679	3,144
Accrued expenses	3,635	2,799
Deferred revenue	648	1,254
Operating lease liability	(9,094)	(8,245)
Other noncurrent assets and liabilities	(1,268)	(232)
Net cash provided by operating activities	$81,544	$51,589

Cash flows from investing activities:
Purchases of property and equipment	(30,015)	(32,301)
Proceeds from sale of property and equipment	1	3,591
Net cash used in investing activities	$(30,014)	$(28,710)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,281	121
Payments for repurchases of common stock	-	(199)
Payments on debt borrowings	(2,100)	(2,100)
Principal payments on finance lease obligations	(134)	(119)
Payments of issuance costs pursuant to initial public offering	-	(35)
Net cash used in financing activities	$(953)	$(2,332)

Net change in cash and cash equivalents and restricted cash during period	50,577	20,547
Cash and cash equivalents and restricted cash at beginning of period	19,858	117,874
Cash and cash equivalents and restricted cash at end of period	$70,435	$138,421

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,821	$14,149
Cash paid for income taxes	$-	$109

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$18,123	$6,363
Stock option exercise proceeds in other receivables	$45	$-
Repurchase of common stock in other accrued expenses	$-	$15
Deferred offering costs in accounts payable and other accrued expenses	$-	$1,030

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of net income to Adjusted EBITDA:
Net income	$35,488	$24,584
Interest expense, net	8,166	13,959
Income tax provision	8,280	8,382
Depreciation and amortization expense	14,945	11,650
Loss on sale of assets	459	790
Stock-based compensation expense	5,519	310
Acquisition expenses	534	454
Management fees	-	250
Non-cash rent expense	520	378
Expenses associated with initial public offering	286	-
Other	652	715
Adjusted EBITDA	$74,849	$61,472

	Three Months Ended March 31,
	2022	2021
Reconciliation of weighted-average common shares outstanding - diluted to Adjusted weighted-average common shares outstanding - diluted:
Weighted-average common shares outstanding - diluted	329,172,437	278,354,463
Adjustments for potentially dilutive securities	-	-
Adjusted weighted-average common shares outstanding - diluted	329,172,437	278,354,463

	Three Months Ended March 31,
	2022	2021
Reconciliation of net income to Adjusted Net Income:
Net income	$35,488	$24,584
Loss on sale of assets	459	790
Stock-based compensation expense	5,519	310
Acquisition expenses	534	454
Management fees	-	250
Non-cash rent expense	520	378
Expenses associated with initial public offering	286	-
Other	652	715
Income tax impact of stock award exercises	(3,704)	(360)
Tax impact of adjustments to net income	(1,993)	(724)
Adjusted Net Income	$37,761	$26,397
Diluted Adjusted Net Income per Share	$0.11	$0.09
Adjusted weighted-average common shares outstanding - diluted	329,172,437	278,354,463